SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 20, 2002

(Date of earliest event reported)

SONICBLUE INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-21126	77-0204341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2841 Mission College Boulevard, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 588-8000

Item 5. Other Events.

     Effective as of December 6, 2002, SONICblue Incorporated (the “Company”) entered into a Confidential Settlement Agreement and General Release (the “Settlement Agreement”) with Kenneth F. Potashner to resolve and settle any and all differences between Mr. Potashner and the Company, including disputes regarding Mr. Potashner’s employment agreement dated June 21, 2001. In connection with the Settlement Agreement, the Company has made payments to Mr. Potashner totaling $410,677.83. Subject to Mr. Potashner’s continued performance of other obligations of the Settlement Agreement, the Company has agreed to pay Mr. Potashner an additional $600,000 in 2003. In addition, on January 13, 2003, Mr. Potashner paid the Company $310,677.83 in repayment of the outstanding principal and accrued but unpaid interest due to the Company under the Secured Promissory Note dated as of December 8, 1999. On December 20, 2002, Mr. Potashner resigned from the Company’s Board of Directors.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2003.

SONICBLUE INCORPORATED

By	/s/ Marcus Smith

Marcus Smith Vice President and Chief Financial Officer